Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
November 3, 2022	212-460-4111

CON EDISON REPORTS 2022 THIRD QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2022 third quarter net income for common stock of $613 million or $1.73 a share compared with $538 million or $1.52 a share in the 2021 third quarter. Adjusted earnings were $579 million or $1.63 a share in the 2022 period compared with $499 million or $1.41 a share in the 2021 period. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable and sustainable electric projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such HLBV accounting and net mark-to-market effects on the parent company.

For the first nine months of 2022, net income for common stock was $1,470 million or $4.15 a share compared with $1,122 million or $3.23 a share in the first nine months of 2021. Adjusted earnings were $1,329 million or $3.75 a share in the 2022 period compared with $1,174 million or $3.39 a share in the 2021 period. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses, the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such HLBV accounting and net mark-to-market effects on the parent company. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC (Stagecoach) and the loss from the sale of a renewable electric project.

“We remain focused on leading New York to a clean energy future, and on making the investments needed to reduce carbon emissions and build a more resilient energy grid,” said Timothy P. Cawley, the chairman and chief executive officer of Con Edison. “The announced sale of our Clean Energy Businesses will allow us to focus on our core utility businesses while continuing to produce strong, stable returns for our investors. Thanks to our incredible employees, we continue to provide world class reliability, as demonstrated by strong performance during another hot New York summer.”

In October 2022, Con Edison entered into an agreement to sell the Clean Energy Businesses for $6,800 million, subject to closing adjustments, including working capital adjustments and downward adjustments for indebtedness, transaction expenses and the value of certain assets and projects that are not able to be conveyed to the buyer upon closing of the transaction. The transaction is subject to, among other things, customary closing conditions and receipt of regulatory approvals, and is expected to close in the first half of 2023. In anticipation of the proceeds from the pending transaction, Con Edison intends to forego common equity issuances in 2022 and 2023 and will evaluate equity needs for 2024. Subject to the closing of the transaction, Con Edison intends to use the proceeds from the sale to repay $1,050 million of parent company debt in 2023, invest in its regulated utilities and, subject to board approval, institute a share repurchase program.

For the year of 2022, Con Edison expects its adjusted earnings per share to be in the range of $4.50 to $4.60 per share. Con Edison's previous forecast was in the range of $4.40 to $4.60 per share. Adjusted earnings per share for 2022 include earnings from the Clean Energy Businesses (approximately $0.42 a share after-tax). Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $0.10 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. Adjusted earnings per share also exclude the impact of the anticipated sale of the Clean Energy Businesses (approximately $0.27 to $0.38 per share after-tax), including transaction costs (approximately $0.10 per share after-tax), non-cash income tax impacts (approximately $0.28 to $0.39 per share after-tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets (approximately $(0.11) a share after-tax).

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CON EDISON REPORTS 2022 THIRD QUARTER EARNINGS	page 2

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and nine months ended September 30, 2022 and 2021. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and nine months ended September 30, 2022 compared to the 2021 periods.

Con Edison's 2022 Third Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A third quarter 2022 earnings release presentation will be available at www.conedison.com. (Select “For Investors” and then select “Press Releases.”)

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that the proposed sale of the Clean Energy Businesses may not occur on the contemplated terms, timeline or at all, Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment loss related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2022 THIRD QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $14 billion in annual revenues and $66 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest owner of solar electric projects in North America, which, through its subsidiaries develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2022	2021	2022	2021	2022	2021	2022	2021
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$1.73	$1.52	$613	$538	$4.15	$3.23	$1,470	$1,122

HLBV effects (pre-tax)	0.02	(0.20)	6	(69)	(0.12)	(0.33)	(43)	(115)
Income taxes (a)	(0.01)	0.06	(2)	21	0.04	0.10	13	35
HLBV effects (net of tax)	0.01	(0.14)	4	(48)	(0.08)	(0.23)	(30)	(80)
Net mark-to-market effects (pre-tax)	(0.16)	0.04	(55)	13	(0.46)	(0.08)	(161)	(26)
Income taxes (b)	0.05	(0.01)	17	(4)	0.14	0.03	50	8
Net mark-to-market effects (net of tax)	(0.11)	0.03	(38)	9	(0.32)	(0.05)	(111)	(18)
Loss from sale of a renewable electric project (pre-tax)	—	—	—	—	—	0.01	—	4
Income taxes (c)	—	—	—	—	—	—	—	(1)
Loss from sale of a renewable electric project (net of tax)	—	—	—	—	—	0.01	—	3
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	—	—	0.61	—	211
Income taxes (d)	—	—	—	—	—	(0.18)	—	(64)
Impairment loss related to investment in Stagecoach (net of tax)	—	—	—	—	—	0.43	—	147

Adjusted earnings and adjusted earnings per share (non-GAAP basis)	$1.63	$1.41	$579	$499	$3.75	$3.39	$1,329	$1,174
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three and nine months ended September 30, 2022 and September 30, 2021.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three and nine months ended September 30, 2022 and a combined federal and state income tax rate of 32% for the three and nine months ended September 30, 2021.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and nine months ended September 30, 2021.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three and nine months ended September 30, 2021.

Attachment B

Variation for the Three Months Ended September 30, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$29	$0.08
Lower costs related to heat events	14	0.04
Higher income from allowance for funds used during construction reflecting higher short-term interest rates	10	0.03
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	9	0.03
Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives	5	0.02
Higher rental revenue from real estate properties	5	0.01
Lower stock based compensation costs	2	0.01
Lower health care and other employee benefits costs	2	0.01
Higher interest expense	(14)	(0.04)
Dilutive effect of stock issuances	—	(0.01)
Other	13	0.02
Total CECONY	75	0.20
O&R (a)
Electric base rate increase	8	0.02
Gas base rate increase	1	—
Other	(1)	—
Total O&R	8	0.02
Clean Energy Businesses
Net mark-to-market effects	51	0.15
Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects	10	0.03
HLBV effects	(56)	(0.16)
Higher gas purchased for resale	(35)	(0.10)
Higher wholesale revenue	23	0.07
Other	(2)	(0.01)
Total Clean Energy Businesses	(9)	(0.02)
Con Edison Transmission
Higher interest expense	(1)	(0.01)
Other	1	0.01
Total Con Edison Transmission	—	—
Other, including parent company expenses
Tax impact of net mark-to-market effects	(4)	(0.01)
Tax impact of HLBV tax effects	4	0.01
Other	1	0.01
Total Other, including parent company expenses	1	0.01
Total Reported (GAAP basis)	75	0.21
HLBV effects	52	0.15
Net mark-to-market effects	(47)	(0.14)
Total Adjusted (Non-GAAP basis)	$80	$0.22
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment C

Variation for the Nine Months Ended September 30, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$42	$0.12
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	36	0.11
Higher gas rate base	33	0.10
Lower costs related to winter storms and heat events	24	0.07
Lower health care and other employee benefits costs	18	0.05
Higher income from allowance for funds used during construction reflecting higher short-term interest rates	10	0.03
Weather impact on steam revenues	2	0.01
Higher interest expense	(37)	(0.11)
Higher stock based compensation cost	(12)	(0.04)
Dilutive effect of stock issuances	—	(0.07)
Other	11	0.02
Total CECONY	127	0.29
O&R (a)
Electric base rate increase	13	0.04
Gas base rate increase	6	0.02
Other	—	(0.01)
Total O&R	19	0.05
Clean Energy Businesses
Net mark-to-market effects	101	0.29
Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects	75	0.22
Higher wholesale revenue	41	0.12
Loss from sale of a renewable electric project in 2021	3	0.01
Higher gas purchased for resale	(82)	(0.24)
HLBV effects	(54)	(0.16)
Higher depreciation and amortization expense	(5)	(0.01)
Gain from sale of a renewable electric project in 2021	(4)	(0.01)
Dilutive effect of stock issuances	—	(0.02)
Other	(5)	(0.01)
Total Clean Energy Businesses	70	0.19
Con Edison Transmission
Impairment loss related to investment in Stagecoach in 2021	153	0.44
Lower interest expense	4	0.01
Lower investment income attributable to Stagecoach	(15)	(0.04)
Other	2	0.01
Total Con Edison Transmission	144	0.42
Other, including parent company expenses
Impairment tax benefits related to investment in Stagecoach in 2021	(6)	(0.01)
Tax impact of net mark-to-market effects	(8)	(0.02)
Tax impacts of HLBV effects	4	0.01
Other	(2)	(0.01)
Total Other, including parent company expenses	(12)	(0.03)
Total Reported (GAAP basis)	348	0.92
Impairment tax benefits related to investment in Stagecoach in 2021	(147)	(0.43)
Net mark-to-market effects	(93)	(0.27)
HLBV effects	50	0.15
Loss from sale of a renewable electric project in 2021	(3)	(0.01)
Total Adjusted (Non-GAAP basis)	$155	$0.36
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.